EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. 1350

In connection with the Annual Report of Akorn, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2019, as filed with the Securities and Exchange Commission and to which this Certification is an exhibit (the “Report”), the undersigned officer of Akorn, Inc. does hereby certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350) and Rule 13a-14(b) promulgated under the Securities Exchange Act of 1934, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 26, 2020

/s/ DUANE A. PORTWOOD
Duane A. Portwood
Executive Vice President and Chief Financial Officer